UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2022

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6665 Millcreek Dr. Unit 1,
Mississauga ON Canada
L5N 5M4
(Address of principal executive offices)
+1 (905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Security.

As previously disclosed by MedAvail Holdings, Inc. (the “Company”) in its Current Report on Form 8-K that was filed on April 4, 2022, the Company entered into a Securities Purchase Agreement on March 30, 2022 (the “Purchase Agreement”) with the purchasers set forth on the signature pages thereto (the “Investors”). The Purchase Agreement provides that, upon the Second Closing Date (as defined in the Purchase Agreement), the Company will issue and sell and the Investors will purchase, subject to the satisfaction of customary closing conditions, additional shares of the Company’s common stock (the “Second Closing Shares”) at a purchase price of $1.0625 per share and additional warrants to purchase shares of the Company’s common stock (the “Second Closing Warrants”).

On July 1, 2022, the Company issued and sold to certain of the Investors (i) an aggregate of 9,411,765 Second Closing Shares and (ii) an aggregate of 4,705,881 Second Closing Warrants. The Second Closing Shares were sold at a price per share of $1.0625 for aggregate gross proceeds of $10.0 million. The Second Closing Warrants have a per share exercise price of $1.25 and are exercisable by the holder thereof at any time on or after the issuance date of each Second Closing Warrant for a period of five years. In addition, the Second Closing Warrant terms provide the Company with a call option to force the holders thereof to exercise up to two-thirds of the warrant shares subject to each Second Closing Warrant, with one-third of the warrant shares subject to each Second Closing Warrant being callable beginning on each of the 12 month and 24 month anniversaries of the Second Closing Warrant issuance dates respectively, in each case until the expiration of the Second Closing Warrants, and subject to the satisfaction of certain pricing conditions relating to the trading of the Company’s shares.

The Company sold the Second Closing Shares and Second Closing Warrants to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and such securities were issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Investors. The Investors represented that they are acquiring the Second Closing Shares and Second Closing Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Second Closing Shares and Second Closing Warrants have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 30, 2022 (incorporated by reference to Exhibit 10.1 to the Company Current Report on Form 8-K filed with the SEC on April 4, 2022)
10.2	Registration Rights Agreement, dated as of March 30, 2022 (incorporated by reference to Exhibit 10.2 to the Company Current Report on Form 8-K filed with the SEC on April 4, 2022)
10.3	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company Current Report on Form 8-K filed with the SEC on April 4, 2022)
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: July 1, 2022	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer